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                                                                    EXHIBIT 10.3

                            SUBSCRIPTION AGREEMENT


          This Subscription Agreement is entered into as of August 31, 1999 between Pinnacle Towers Inc., a Delaware corporation (the "Purchaser"), and
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Pinnacle Towers III Inc., a Florida corporation (the "Company").
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          The Company has created and authorized the issuance of shares of its
Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A
                                                                       --------
Preferred").
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          The Company has agreed to issue and sell to the Purchaser, and the
Purchaser has agreed to subscribe for and purchase, certain shares of the Series A Preferred.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

          1.  Subscription, Purchase and Sale.  The Purchaser hereby subscribes
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for and purchases, and the Company hereby issues and sells to the Purchaser, 49 shares of the Series A Preferred, for an aggregate purchase price of $49,000,000.

          2.  Payment of Subscription Price.  The Purchaser is paying the
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aggregate purchase price for such 49 shares of Series A Preferred on the date of this Subscription Agreement by wire transfer of immediately available funds as directed by the Company.

          3.  Purchaser's Representations.  The Purchaser represents and
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warrants that it is acquiring the Series A Preferred being purchased by it hereunder solely for its own account, for investment purposes, and that the Purchaser is an accredited investor, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

          4.  Company's Representations. The Company represents and warrants to
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the Purchaser that (a) the Company is a corporation existing and with active status under the laws of the State of Florida, (b) the Company has the legal power and capacity to enter into this Agreement and issue the 49shares of the Series A Preferred to be issued pursuant to this Agreement, and (c) when issued in accordance with this Agreement, such 49 shares of the Series A Preferred will be duly authorized, validly issued, fully paid and nonassessable.

          5.  Miscellaneous.  This Subscription Agreement may be executed in two
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or more counterparts, no one of which need contain the signatures of both parties hereto.

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          This Subscription Agreement is hereby executed and delivered by the parties as of the date first written above.


                              PINNACLE TOWERS INC.


                              By:  _________________________________

                              Its: _________________________________



                              PINNACLE TOWERS III INC.


                              By:  ______________________________________
                                   Steven R. Day, Vice President, Chief
                                   Financial Officer and Secretary